Exhibit 99.2

Non-GAAP Financial Information

The following information provides the definition of adjusted gross margin as presented by DocGo Inc. (the “Company”), which is a financial measure that is not calculated or presented in accordance with generally accepted accounting principles (“GAAP”), and reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP. The Company has provided adjusted gross margin as supplemental information and in addition to the financial measure presented by the Company that is calculated and presented in accordance with GAAP. Such non-GAAP financial measure should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measure presented by the Company.

Adjusted Gross Margin

Adjusted gross profit and adjusted gross margin are considered non-GAAP financial measures under Securities and Exchange Commission rules because they exclude certain amounts included in gross profit and gross margin calculated in accordance with GAAP. Adjusted gross profit is total revenue minus cost of revenue, excluding depreciation and amortization (which are shown separately), and adjusted gross margin is adjusted gross profit as a percentage of total revenue.

The Company’s management believes that adjusted gross margin is useful in evaluating the Company’s operating performance, as the calculation of this measure excludes the impact of non-cash depreciation and amortization charges. The Company’s management believes that by using adjusted gross margin in conjunction with GAAP gross margin, investors will get a more complete view of what management considers to be the Company’s core operating performance and allow for comparison of this measure when compared to those of prior periods. While many companies use adjusted gross margin as a performance measure, not all companies use identical calculations for determining adjusted gross margin. As such, the Company’s presentation of adjusted gross margin might not be comparable to similarly titled measures of other companies.

Reconciliation

The table below reflects the reconciliation of GAAP gross margin and adjusted gross margin for the three and six months ended June 30, 2024 compared to the same period in 2023 on a consolidated basis, as well as for the Company’s Mobile Health Services and Transportation Services segments:

	Q2		YTD (June)
DocGo Inc. Consolidated	2024	2023	2024	2023
Revenue	$ 164,949,716	$ 125,486,760	$ 357,037,245	$ 238,489,463
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	(109,072,737)	(83,617,876)	(233,881,651)	(164,844,374)
Depreciation and amortization	(4,201,658)	(3,831,061)	(8,384,439)	(7,480,390)
GAAP gross profit	51,675,321	38,037,823	114,771,155	66,164,699

Depreciation and amortization	4,201,658	3,831,061	8,384,439	7,480,390
Adjusted gross profit	55,876,979	41,868,884	123,155,594	73,645,089

GAAP gross margin	31.3%	30.3%	32.1%	27.7%
Adjusted gross margin	33.9%	33.4%	34.5%	30.9%

Mobile Health Services
Revenue	$ 116,742,328	$ 80,064,609	$ 260,683,485	$ 153,011,367

Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	(74,869,528)	(52,141,822)	(167,741,894)	(104,881,440)
Depreciation and amortization	(1,183,437)	(1,201,771)	(2,384,078)	(1,918,310)
GAAP gross profit	40,689,363	26,721,016	90,557,513	46,211,617

Depreciation and amortization	1,183,437	1,201,771	2,384,078	1,918,310
Adjusted gross profit	41,872,800	27,922,787	92,941,591	48,129,927

GAAP gross margin	34.9%	33.4%	34.7%	30.2%
Adjusted gross margin	35.9%	34.9%	35.7%	31.5%

Transportation Services
Revenue	$ 48,207,388	$ 45,422,151	$ 96,353,759	$ 85,478,096
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	(34,202,809)	(31,476,054)	(66,139,756)	(59,962,934)
Depreciation & amortization	(2,143,948)	(1,940,634)	(4,142,403)	(3,803,938)
GAAP gross profit	11,860,631	12,005,463	26,071,600	21,711,224

Depreciation and amortization	2,143,948	1,940,634	4,142,403	3,803,938
Adjusted gross profit	14,004,579	13,946,097	30,214,003	25,515,162

GAAP gross margin	24.6%	26.4%	27.1%	25.4%
Adjusted gross margin	29.1%	30.7%	31.4%	29.8%